Exhibit 99.1
Secureworks Announces First Quarter Fiscal 2025 Results
ATLANTA, Ga, June 6, 2024 - Secureworks (NASDAQ: SCWX), a global leader in cybersecurity, today announced financial results for its first quarter fiscal 2025, which ended on May 3, 2024.
Key Highlights
•Taegis™ first quarter revenue grew 10% year-over-year to $69.1 million.
•Taegis annual recurring revenue (ARR) grew to $287 million, an increase of 7% on a year-over-year basis.
•Taegis GAAP gross margin and non-GAAP gross margin continued to expand in the first quarter, reaching 71.9% and 74.3%, respectively.
“This quarter, we launched new product capabilities targeting high-risk attack vectors and added two high-profile partners in Japan as we expand our Global Partner program,” said Wendy Thomas, CEO, Secureworks. “As the open platform of choice, Taegis enables customers to streamline spend, reduce risk, and evolve their tech stack over time. Our innovation, combined with an open platform approach to XDR, sets the industry standard for security outcomes globally. This compelling proposition benefits our partner community and fuels our business growth.”
“The continued expansion of our Taegis gross margin reflects our ongoing focus on operational efficiencies driven by our investments in AI and unique cloud architecture, while delivering strong security outcomes to our customers,” said Alpana Wegner, Chief Financial Officer, Secureworks. “Delivering on our first quarter financial commitments furthers our confidence in achieving our fiscal 2025 outlook.”
First Quarter Fiscal 2025 Financial Highlights
•Total revenue for the first quarter was $85.7 million, compared to $94.4 million in the first quarter of fiscal 2024, reflecting the strategic wind-down of our legacy Other MSS business.
•Taegis revenue for the first quarter was $69.1 million, compared to $62.6 million in the first quarter of fiscal 2024.
•GAAP gross profit was $57.8 million, compared with $51.6 million in the first quarter of fiscal 2024. Non-GAAP gross profit was $59.9 million, compared with $56.6 million during the same period last year.
•GAAP gross profit specific to Taegis was $49.6 million, compared with $42.7 million in the first quarter of fiscal 2024. Non-GAAP Taegis gross profit was $51.3 million, compared with $43.8 million during the same period last year.
•GAAP gross margin for the first quarter was 67.5%, compared with 54.7% in the same period last year. Non-GAAP gross margin was 69.9%, compared with 59.9% in the first quarter of fiscal 2024.
•GAAP Taegis gross margin was 71.9% for the quarter, compared with 68.2% in the same period last year. Non-GAAP Taegis gross margin was 74.3%, compared with 70.0% in the first quarter of fiscal 2024.
•GAAP net loss was $36.1 million for the first quarter, or $0.41 per share, compared with GAAP net loss of $31.0 million, or $0.36 per share, in the same period last year. GAAP net loss in the current quarter was driven by a $26.2 million valuation allowance recorded as a result of our tax deconsolidation from Dell Technologies Inc.
•Non-GAAP net income was $4.2 million, or $0.05 per share, compared with non-GAAP net loss of $17.1 million, or $0.20 per share, in the same period last year.

•Adjusted EBITDA for the quarter was $5.6 million, compared with adjusted EBITDA loss of $20.1 million in the first quarter of fiscal 2024, exceeding guidance and representing an adjusted EBITDA margin of 6.6%.
•The company ended the first quarter with $47.0 million in cash and cash equivalents and no borrowings on its credit facility.
Business and Operational Highlights
•Launched Taegis Network Detection and Response (NDR), a fully managed cloud offering with on-premises protection, leveraging AI to uncover hidden threats and integrating threat prevention, detection and response to halt malicious activity on the network.
•Introduced our advanced integration between Taegis XDR and Taegis VDR, enabling customers and partners to view known vulnerabilities in context of threat data to expedite investigation and remediation plans.
•Expanded our Global MSSP Partner Program with the addition of Softbank Corp., a global telecommunications company, providing Managed Detection and Response (MDR) services powered by our Taegis XDR platform.
•Entered into an incident response partnership with Tokio Marine & Nichido Fire Insurance Co., Ltd, a market leading insurance company in Japan.
•Recognized as a leader in the 2024 MDR Radar from Frost & Sullivan for our transparency, collaborative approach, and focus on the customer underpin the company’s success in the MDR sector.
•Ranked as a Major Player in 2024 IDC Worldwide MDR MarketScape.
•Recognized with a CIO 100 award for Integrated AI for Better Security Operations, acknowledging our innovation in AI and its meaningful impact for our customers, partners, and internal teams.
Financial Outlook
For the second quarter of fiscal 2025, the Company expects:
•Revenue of $80 million to $82 million.
•Adjusted EBITDA of $1 to $3 million.
•Non-GAAP net earnings per share of $0.00 to $0.02.
Secureworks is providing the following updated guidance for full fiscal year 2025. The Company expects:

Fiscal Year 2025 Guidance
Total ARR	$300M or Greater
Total revenue	$325M to $335M
Non-GAAP net income	$3M to $8M
$0.03 to $0.09 per share
Adjusted EBITDA	$6M to $12M
Cash from operations	($2M) to $8M
Guidance for non-GAAP financial measures excludes amortization of intangibles, stock-based compensation expense, reorganization and other related charges, and the effects of non-GAAP income tax expense (benefit). The Company has not reconciled its forward-looking non-GAAP financial measures to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP financial measures are not available without unreasonable effort.

Conference Call Information
As previously announced, the Company will hold a conference call to discuss its first quarter fiscal 2025 results and financial guidance on June 6, 2024, at 8:00 a.m. U.S. ET. A live audio webcast of the conference call and the related supplemental financial information will be accessible on the Company’s website at https://investors.secureworks.com. The webcast and supplemental information will be archived at the same location.
About Secureworks
Secureworks (NASDAQ: SCWX) is a global cybersecurity leader that secures human progress with Secureworks® Taegis™, a SaaS-based, open XDR platform built on 20+ years of real-world detection data, security operations expertise, and threat intelligence and research. Taegis is embedded in the security operations of thousands of organizations around the world who use its advanced, AI-driven capabilities to detect advanced threats, streamline and collaborate on investigations, and automate the right actions.
www.secureworks.com
Contact Information

Investor Inquiries: Kevin Toomey VP, Investor Relations 862-338-9046 ktoomey@secureworks.com	Media Inquiries: Nicole Catalano Corporate Communications 415-295-5873 press@secureworks.com
Operating Metrics
We believe that annual recurring revenue (ARR) is a key operating metric that is useful to measure our business because it is driven by our ability to acquire new subscriptions and expand relationships with existing customers. The Company defines ARR as the value of its subscription contracts as of a particular date. Because the Company uses recurring revenue as a leading indicator of future annual revenue, it includes operational backlog. Operational backlog is defined as the recurring revenue associated with pending contracts, which are contracts that have been sold but for which the service period has not yet commenced.
Explanation of Non-GAAP Financial Measures
In addition to determining results in accordance with U.S. generally accepted accounting principles (GAAP), this press release issued by the Company presents information about our non-GAAP subscription cost of revenue, non-GAAP professional services cost of revenue, non-GAAP Taegis Subscription Solutions cost of revenue, non-GAAP Managed Security Services cost of revenue, non-GAAP gross profit, non-GAAP Taegis Subscription Solutions gross profit, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) before income taxes, non-GAAP income tax expense (benefit), non-GAAP earnings (loss) per share before income taxes, non-GAAP net earnings (loss) per share, adjusted EBITDA, non-GAAP gross margin, and non-GAAP Taegis Subscription Solutions gross margin, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP.
The Company believes that these non-GAAP financial measures provide useful information about our financial performance by enhancing the overall understanding of our past performance and future outlook, while allowing for increased transparency with respect to important metrics used by management for financial and operational decision-making. Investors are encouraged to review the related GAAP financial measures and the reconciliation of each of these non-GAAP financial measures to each of their most directly comparable GAAP financial measures, while not relying on any single financial measure to evaluate the Company's business.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release for each of the fiscal periods presented. As presented in the “Reconciliation of GAAP to Non-GAAP Financial Measures” table below, each of the non-GAAP financial measures excludes one or more of the following items:
"Amortization of Intangible Assets" consists of amortization associated with software development costs capitalized and acquired customer relationships and technology. In connection with the acquisition of Dell by Dell Technologies in fiscal 2014 and our acquisition of Delve Laboratories Inc. in fiscal 2021, our tangible and intangible assets and liabilities associated with customer relationships and technology were accounted for and recognized at fair value on the related transaction date.
"Stock-based Compensation Expense" means non-cash, stock-based compensation expense related to the Company’s equity plan. We exclude such expenses when assessing the effectiveness of our operating performance since stock-based compensation does not necessarily correlate with the underlying operating performance of the business.
"Reorganization and Other Related Charges" means expenses associated with the Company’s plan to align its investments more closely with its strategic priorities, as described in further detail in the Company’s Form 10-K for fiscal year ended February 2, 2024.
Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” and “would,” or similar words or expressions that refer to future events or outcomes. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors that include, but are not limited to, the following: achieving or maintaining profitability; enhancing our existing solutions and technologies and developing or acquiring new solutions and technologies; navigating economic conditions, geopolitical uncertainty and financial market volatility; relying on personnel with extensive information security expertise; successfully implementing our strategic plan to realign and optimize its investments with its priorities; intense competition in the Company’s markets; attracting new customers, retaining existing customers and increasing annual contract values; relying on customers in the financial services industry; managing our growth effectively; maintaining high-quality client service and support functions; the terms of our service level agreements with customers that require credits for service failures or inadequacies; recognizing revenue ratably over the terms of our Taegis security solutions and managed security services contracts; long and unpredictable sales cycles; the risks associated with expansion of the Company’s international sales and operations; the risks associated with proposed or currently enacted tax statutes, including, but not limited to, Internal Revenue Code Section 174; our exposure to fluctuations in currency exchange rates or inflation; the effect of new governmental export or import controls on our business or any international sanctions compliance program applicable to us; expanding our key distribution relationships and technology alliance partnerships; real or perceived defects, errors or vulnerabilities in our solutions or the failure of our solutions to prevent a security breach; the risks associated with cyber-attacks or other data security incidents; the risks associated with our development, use and adoption of artificial intelligence; the ability of our solutions to interoperate with our customers’ IT infrastructure; our ability to use third-party technologies; the impact of evolving information security, cybersecurity and data privacy laws and regulations on our business; maintaining and enhancing our brand; the risks associated with our acquisition of other businesses; the effect of natural disasters, public health issues, geopolitical conflict and other catastrophic events on our ability to serve customers, including the Ukrainian/Russian conflict and the conflict between Israel and Hamas; our reliance on patents to protect its intellectual property rights; protecting, maintaining or enforcing our non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by us; our use of open source technology; the risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc., which include, but are not limited to, the effects of our deconsolidation as a part of the Dell Technologies Inc. affiliated tax group; and the volatility of the price of the Company’s Class A common stock.

This list of risks, uncertainties, and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K, as well as in the Company’s other SEC filings.
Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations regarding revenue, non-GAAP net earnings (loss) per share, and adjusted EBITDA for the second quarter of fiscal 2025, and total annual recurring revenue (“ARR”), total revenue, non-GAAP net income (loss), non-GAAP net earnings (loss) per share, adjusted EBITDA, and cash from operations for full year fiscal 2025, all of which reflect the Company’s current analysis of existing trends and information.
Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. These forward-looking statements represent the Company’s judgment only as of the date of this press release. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether resulting from circumstances or events that arise after the date the statements are made, new information, or otherwise.

(Tables follow)

SECUREWORKS CORP.
Condensed Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)
	Three Months Ended
	May 3, 2024	May 5, 2023
Net revenue:
Subscription	$72,221	$77,259
Professional services	13,431	17,136
Total net revenue	85,652	94,395
Cost of revenue:
Subscription	20,816	31,019
Professional services	7,060	11,767
Total cost of revenue	27,876	42,786
Gross profit	57,776	51,609
Operating expenses:
Research and development	24,548	31,172
Sales and marketing	23,901	34,526
General and administrative	18,518	22,263
Reorganization and other related charges	1,476	—
Total operating expenses	68,443	87,961
Operating loss	(10,667)	(36,352)
Interest and other, net	796	(1,746)
Loss before income taxes	(9,871)	(38,098)
Income tax expense (benefit)	26,205	(7,128)
Net loss	$(36,076)	$(30,970)

Loss per common share (basic and diluted)	$(0.41)	$(0.36)
Weighted-average common shares outstanding (basic and diluted)	87,512	85,431

SECUREWORKS CORP.
Condensed Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	May 3, 2024	February 2, 2024
Assets:
Current assets:
Cash and cash equivalents	$47,024	$68,655
Accounts receivable, net	46,805	54,266
Inventories, net	1,123	727
Other current assets	16,646	14,491
Total current assets	111,598	138,139
Property and equipment, net	1,851	2,149
Operating lease right-of-use assets, net	4,632	5,069
Goodwill	425,282	425,472
Intangible assets, net	79,674	83,235
Other non-current assets	44,838	70,715
Total assets	$667,875	$724,779
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$10,934	$8,974
Accrued and other current liabilities	44,292	61,895
Short-term deferred revenue	126,083	131,245
Total current liabilities	181,309	202,114
Long-term deferred revenue	4,535	5,706
Operating lease liabilities, non-current	6,815	7,803
Other non-current liabilities	7,990	7,831
Total liabilities	200,649	223,454
Total stockholders' equity	467,226	501,325
Total liabilities and stockholders' equity	$667,875	$724,779

SECUREWORKS CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	May 3, 2024	May 5, 2023
Cash flows from operating activities:
Net loss	$(36,076)	$(30,970)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,867	8,980
Amortization of right of use asset	408	627
Amortization of costs capitalized to obtain revenue contracts	3,849	4,574
Amortization of costs capitalized to fulfill revenue contracts	—	954
Stock-based compensation expense	8,969	7,270
Impact of income tax provision	23,586	(7,128)
Provision for credit losses	(3)	(223)
Changes in assets and liabilities:
Accounts receivable	7,135	15,661
Net transactions with Dell	(2,130)	7,026
Inventories	(396)	(55)
Other assets	(3,950)	(3,295)
Accounts payable	1,912	(4,073)
Deferred revenue	(5,429)	(6,167)
Operating leases, net	(1,198)	(1,060)
Accrued and other liabilities	(15,193)	(32,745)
Net cash used in operating activities	(12,649)	(40,624)
Cash flows from investing activities:
Capital expenditures	(552)	(470)
Software development costs	(1,382)	(1,210)
Net cash used in investing activities	(1,934)	(1,680)
Cash flows from financing activities:
Taxes paid on vested restricted shares	(5,974)	(5,134)
Net cash used in financing activities	(5,974)	(5,134)
Effect of exchange rate changes on cash and cash equivalents	(1,074)	(1,569)
Net decrease in cash and cash equivalents	(21,631)	(49,007)
Cash and cash equivalents at beginning of the period	68,655	143,517
Cash and cash equivalents at end of the period	$47,024	$94,510

Non-GAAP Financial Measures
In addition to determining results in accordance with GAAP, this press release presents information about the Company’s non-GAAP subscription cost of revenue, non-GAAP professional services cost of revenue, non-GAAP Taegis Subscription Solutions cost of revenue, non-GAAP Managed Security Services cost of revenue, non-GAAP gross profit, non-GAAP Taegis Subscription Solutions gross profit, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) before income taxes, non-GAAP earnings (loss) per share before income taxes, non-GAAP income tax expense (benefit), non-GAAP net earnings (loss) per share, adjusted EBITDA, non-GAAP gross margin, and non-GAAP Taegis Subscription Solutions gross margin, which are non-GAAP financial measures provided as a supplement to the GAAP results . A detailed discussion of our reasons for including these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and our reasons for excluding these items are presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our periodic reports filed with the SEC. The Company encourages investors to review the non-GAAP information presented in these reports in conjunction with, and as a supplement to, the presentation of GAAP financial measures.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	May 3, 2024	May 5, 2023
Revenue:
Taegis Subscription Solutions	$69,075	$62,596
Managed Security Services	3,146	14,663
Total Subscription revenue	72,221	77,259
Professional services	13,431	17,136
Total revenue	$85,652	$94,395

GAAP Taegis Subscription Solutions cost of revenue	$19,431	$19,908
Amortization of intangibles	(1,420)	(1,069)
Stock-based compensation expense	(266)	(79)
Non-GAAP Taegis Subscription Solutions cost of revenue	$17,745	$18,760
Non-GAAP Taegis Subscription Solutions cost of revenue as a % of Taegis Subscription Solutions revenue	25.7%	30.0%

GAAP Managed Security Services cost of revenue	$1,385	$11,111
Amortization of intangibles	—	(3,411)
Stock-based compensation expense	(48)	(67)
Non-GAAP Managed Security Services cost of revenue	$1,337	$7,633
Non-GAAP Managed Security Services cost of revenue as a % of Managed Security Services revenue	42.5%	52.1%

GAAP subscription cost of revenue	$20,816	$31,019
Amortization of intangibles	(1,420)	(4,480)
Stock-based compensation expense	(314)	(146)
Non-GAAP subscription cost of revenue	$19,082	$26,393
Non-GAAP subscription cost of revenue as a % of subscription revenue	26.4%	34.2%

GAAP professional services cost of revenue	$7,060	$11,767
Stock-based compensation expense	(374)	(325)
Non-GAAP professional services cost of revenue	$6,686	$11,442
Non-GAAP professional services cost of revenue as a % of professional services revenue	49.8%	66.8%

GAAP gross profit	$57,776	$51,609
Amortization of intangibles	1,420	4,480
Stock-based compensation expense	687	471
Non-GAAP gross profit	$59,883	$56,560
Non-GAAP gross margin	69.9%	59.9%

GAAP Taegis Subscription Solutions gross profit	$49,644	$42,688
Amortization of intangibles	1,420	1,069
Stock-based compensation expense	266	79
Non-GAAP Taegis Subscription Solutions gross profit	$51,330	$43,836
Non-GAAP Taegis Subscription Solutions gross margin	74.3%	70.0%

GAAP research and development expenses	$24,548	$31,172
Stock-based compensation expense	(3,379)	(2,602)
Non-GAAP research and development expenses	$21,169	$28,570
Non-GAAP research and development expenses as a % of revenue	24.7%	30.3%

GAAP sales and marketing expenses	$23,901	$34,526
Stock-based compensation expense	(1,186)	(841)
Non-GAAP sales and marketing expenses	$22,715	$33,685
Non-GAAP sales and marketing expenses as a % of revenue	26.5%	35.7%

GAAP general and administrative expenses	$18,518	$22,263
Amortization of intangibles	(3,523)	(3,524)
Stock-based compensation expense	(3,717)	(3,356)
Non-GAAP general and administrative expenses	$11,278	$15,383
Non-GAAP general and administrative expenses as a % of revenue	13.2%	16.3%

GAAP operating loss	$(10,667)	$(36,352)
Amortization of intangibles	4,943	8,004
Stock-based compensation expense	8,969	7,270
Reorganization and other related charges	1,476	—
Non-GAAP operating income (loss)	$4,721	$(21,078)
Non-GAAP operating margin	5.5%	(22.3)%

GAAP net loss	$(36,076)	$(30,970)
Income tax expense (benefit)	26,205	(7,128)
Amortization of intangibles	4,943	8,004
Stock-based compensation expense	8,969	7,270
Reorganization and other related charges	1,476	—
Non-GAAP net income (loss) before income taxes	5,517	(22,824)
Non-GAAP income tax expense (benefit)(1)	1,296	(5,688)
Non-GAAP net income (loss)	$4,221	$(17,136)
Non-GAAP net income (loss) as a % of revenue	4.9%	(18.2)%

GAAP loss per share	$(0.41)	$(0.36)
Income tax expense (benefit)	0.30	(0.08)
Amortization of intangibles	0.06	0.09
Stock-based compensation expense	0.10	0.09
Reorganization and other related charges	0.02	—
Non-GAAP earnings (loss) per share before income taxes	0.06	(0.27)
Non-GAAP income tax expense (benefit)	0.01	(0.07)
Non-GAAP earnings (loss) per share *	$0.05	$(0.20)
Shares used in computing non-GAAP earnings (loss) per share	88,755	85,431
* Sum of reconciling items may differ from total due to rounding of individual components

GAAP net loss	$(36,076)	$(30,970)
Interest and other, net	(796)	1,746
Income tax expense (benefit)	26,205	(7,128)
Depreciation and amortization	5,867	8,980
Stock-based compensation expense	8,969	7,270
Reorganization and other related charges	1,476	—
Adjusted EBITDA	$5,645	$(20,102)
Adjusted EBITDA as a % of revenue	6.6%	(21.3)%
(1) In periods in which the Company has non-GAAP income before tax, the non-GAAP income tax expense is based on the Company's estimated blended tax rate. In periods the Company has non-GAAP loss before tax, the non-GAAP income tax benefit is based on GAAP tax benefit.